SUB-ITEM 77Q2

Elaine R. Smith filed Form 4 under Section 16(a) of the Securities Act of 1934 on December 14, 2005, indicating that she is no longer, with regard to this Trust, subject to the reporting obligations of Section 16(a) of the Securities Act of 1934.